INDEX

SECTION                                                    PAGE

ENDORSEMENT TO THE PAYMENT
OPTIONS
         Values                                              1
PAYMENT OPTIONS
         Option Effective Date                               1
         General Payment Option Terms                        1
         Choice of Option                                    2
         Change of Payment Option                            2
Lump Sum Removal of Proceeds
         Applied under a Payment Option                      2
         Option 1-Payment of Interest Only                   3
         Option 2- Payments for a Stated Time                3
         Option 3 -Payments for Life                         4
         Option 4 -Payments of a Stated Amount               6
         Option 5 - Life Annuity                             6
         Option 6 - Joint and Two-Thirds Annuity             6
         Option 7 - 50% Survivor Annuity                     7


9631(0803)                                   -I-

ENDORSEMENT TO THE PAYMENT OPTIONS
--------------------------------------------------------------------------------

Effective as of the policy Date of Issue, the policy is amended and modified as set forth below.

VALUES

         Notwithstanding any declaration to the contrary within the policy, the tabled values in Payment Options are based on the 2000 Table for Individual Annuitant Mortality (IAM) and compound interest at a rate of 1.50% per year.

The following Payment Options section replaces the entire Payment Options section within the policy to which this Endorsement is attached.

PAYMENT OPTIONS
--------------------------------------------------------------------------------

         In lieu of a lump sum settlement, all or part of the proceeds of this policy may be applied under a Payment Option. When proceeds are applied under a Payment Option, all other rights and benefits under this policy shall cease.

         In addition to the following options, other payment options may be available.

OPTION EFFECTIVE
DATE

         The Option Effective Date is the date the proceeds become payable.

GENERAL PAYMENT
OPTION TERMS

         If the proceeds to be placed under a Payment Option are less than $5,000, we may pay them in one sum to the payee who otherwise would receive the first payment under the option. If any payments would be less than $100, we will change the frequency to provide payments of at least $100.

         If the proceeds are assigned on the Option Effective Date, we will pay the assignee's share in one sum and place only the balance under the option. After the Option Effective Date neither the payments nor the remaining value may be assigned or encumbered. To the extent the law permits, they are not subject to any claims against the payee.

         We may require proof to our satisfaction that any payee is alive on the date any payment is due.


                                                 National Life Insurance Company
            One National Life Drive o Montpelier, Vermont 05604 o (802) 229-3333
--------------------------------------------------------------------------------
9631(0803)                                                                Page 1

CHOICE OF
OPTION

         Choice of an option may be made:

         1. by the Owner if the Insured is living; or
         2. by the Beneficiary if the Insured is not living and if no option is in effect.

         Equivalent payments for 12-, 6-, 3-, or 1-month intervals may be chosen. The options are described in terms of monthly payments. We will quote the amount of other payments on request.

         We may issue a document stating the terms of the option.

CHANGE OF
PAYMENT OPTION

         The right to change Payment Options exist under Option 1, 2, and 4. At the time of change the remaining value under the old option shall become the proceeds to be placed under the new option.

LUMP SUM
REMOVAL OF
PROCEEDS APPLIED
UNDER A PAYMENT
OPTION

         Lump sum payments may be taken from the remaining proceeds placed under Payment Options 1,2, and 4.

         Under Options 1 and 4 all or any part of the remaining value may be taken at any time, though no more than four transactions may be made during any calendar year.

         Under Option 2 the entire remaining value may be taken at any time.

         No lump sum removal of proceeds may be made under Options 3, 5, 6, or 7.


                                                 National Life Insurance Company
            One National Life Drive o Montpelier, Vermont 05604 o (802) 229-3333
--------------------------------------------------------------------------------
9631(0803)                                                                Page 2

OPTION 1
-PAYMENT OF
INTEREST ONLY

         Interest at a rate of 1.50% per year shall be paid either for:

         1. the life of a chosen human being; or
         2. a chosen period.

         We may pay more interest in any given year. Upon the earlier of the death of the chosen human being or the end of the chosen period, any remaining value will be paid. The first payment shall be made one month after the Option Effective Date. If the payee is not a human being, payments may not continue for more than 30 years.

OPTION 2.
-PAYMENTS FOR A
STATED TIME

         Equal monthly payments shall be made for a stated number of years. The first payment shall be made on the Option Effective Date. The amount of each monthly payment is shown in the table. The monthly payments are based on an interest rate of 1.50% per year. We may pay more interest in any year.


                                                 National Life Insurance Company
            One National Life Drive o Montpelier, Vermont 05604 o (802) 229-3333
--------------------------------------------------------------------------------
9631(0803)                                                                Page 3

                                 Option 2 Table

                  Monthly Payments for Each $1,000 of Proceeds

                  Stated Number of Years     Monthly Payments
                          5                        17.28
                          6                        14.51
                          7                        12.53
                          8                        11.04
                          9                         9.89
                         10                         8.96
                         11                         8.21
                         12                         7.58
                         13                         7.05
                         14                         6.59
                         15                         6.20
                         16                         5.85
                         17                         5.55
                         18                         5.27
                         19                         5.03
                         20                         4.81
                         21                         4.62
                         22                         4.44
                         23                         4.28
                         24                         4.13
                         25                         3.99
                         26                         3.86
                         27                         3.75
                         28                         3.64
                         29                         3.54
                         30                         3.44

OPTION 3
-PAYMENTS FOR
LIFE

         Equal monthly payments shall be made for any guaranteed period chosen and thereafter during the life of a chosen human being. The first payment shall be made on the Option Effective Date. The amount of each monthly payment depends on the age and sex of the chosen human being on the Option Effective Date and on any guaranteed period chosen. We may require proof to our satisfaction of such age. We may require like proof that such human being is alive on the date any payment is due. The guaranteed period may be five or ten years or a Refund period. A Refund period extends until the sum of the payments is equal to the proceeds placed under the option. The monthly payments are based on an interest rate of 1.50% per year. We may pay more interest in any year during the guaranteed period. We will quote the amount of monthly payments for lower ages and guaranteed periods not shown in the Option 3 Table on request.


                                                National Life Insurance Company
            One National Life Drive o Montpelier, Vermont 05604 o (802) 229-3333
--------------------------------------------------------------------------------
9631(0803)                                                                Page 4

                                 Option 3 Table
                  Monthly Payments for Each $1,OOO of Proceeds
 (Amounts shown are for the age nearest birthday on the Option Effective Date)

                               Guaranteed Period

                Male                                    Female
-----------------------------------           ---------------------------
Age      None    10 Years    Refund            None   10 Years    Refund
-----------------------------------           ---------------------------
50      $3.24     $3.22      $3.02            $3.00    $2.99       $2.86
51       3.31      3.29       3.08             3.06     3.05        2.91
52       3.39      3.36       3.13             3.13     3.11        2.96
53       3.47      3.44       3.19             3.19     3.18        3.02
54       3.55      3.51       3.25             3.26     3.25        3.07
55       3.63      3.60       3.31             3.34     3.32        3.13
56       3.73      3.68       3.38             3.41     3.39        3.19
57       3.82      3.77       3.45             3.50     3.47        3.26
58       3.92      3.87       3.52             3.58     3.56        3.32
59       4.03      3.97       3.60             3.68     3.64        3.39
60       4.15      4.07       3.67             3.78     3.74        3.46
61       4.27      4.19       3.76             3.88     3.83        3.54
62       4.40      4.30       3.84             3.99     3.94        3.62
63       4.54      4.42       3.93             4.11     4.05        3.70
64       4.69      4.55       4.02             4.23     4.16        3.79
65       4.85      4.69       4.12             4.37     4.28        3.88
66       5.02      4.83       4.23             4.51     4.41        3.98
67       5.20      4.98       4.33             4.66     4.55        4.08
68       5.39      5.13       4.45             4.83     4.69        4.19
69       5.60      5.29       4.57             5.00     4.84        4.30
70       5.82      5.45       4.70             5.19     5.00        4.43
71       6.05      5.62       4.82             5.39     5.17        4.55
72       6.30      5.79       4.96             5.61     5.34        4.68
73       6.57      5.96       5.11             5.85     5.52        4.82
74       6.85      6.14       5.25             6.11     5.71        4.98
75       7.15      6.32       5.41             6.39     5.91        5.13
76       7.47      6.51       5.59             6.69     6.11        5.30
77       7.82      6.69       5.75             7.01     6.31        5.47
78       8.19      6.87       5.93             7.36     6.52        5.66
79       8.59      7.05       6.14             7.74     6.73        5.85
80       9.01      7.22       6.34             8.16     6.93        6.04
81       9.47      7.39       6.55             8.60     7.13        6.29
82       9.95      7.56       6.77             9.09     7.33        6.50
83       10.47     7.71       7.00             9.61     7.52        6.76
84       11.02     7.86       7.25             10.18    7.69        7.00
85+      11.61     8.00       7.52             10.79    7.86        7.26


                             + Higher ages the same

                                                National Life Insurance Company
            One National Life Drive o Montpelier, Vermont 05604 o (802) 229-3333
--------------------------------------------------------------------------------
9631(0803)                                                                Page 5

OPTION 4
-PAYMENTS OF A
STATED AMOUNT

         Equal monthly payments of a stated amount shall be made until the proceeds, with interest at 1.50% per year on the unpaid balance, are used up. The first payment shall be made on the Option Effective Date. The amount chosen must be at least $10 per month for each $1,000 of proceeds placed under this option. We may add more interest to the unpaid balance in any year, which will extend the number of payments. The last payment will be for the balance only.

OPTION 5 - LIFE
ANNUITY

         Equal monthly payments shall be made in the same manner as Option 3 except:

         1. the amount of each payment shall be based on our current settlement rates on the Option Effective Date; and
         2. no additional interest shall be paid.

OPTION 6 - JOINT
AND TWO-THIRDS
ANNUITY

         Equal monthly payments shall be made while two chosen human beings are both living. Upon the death of either, two-thirds of the amount of such payments shall continue during the life of the survivor. The first payment shall be made on the Option Effective Date. The amount of each monthly payment depends on the ages and sexes of the chosen human beings on the Option Effective Date. We may require proof to our satisfaction of their ages. We may require like proof that any chosen human being is alive on the date any payment conditioned on the life of such human being is due. The initial amount of each monthly payment is shown in the table. We will quote the amount of monthly payments for any other age combination on request. The monthly payments are based on an interest rate of 1.50% per year. No additional interest shall be paid.


                                                National Life Insurance Company
            One National Life Drive o Montpelier, Vermont 05604 o (802) 229-3333
--------------------------------------------------------------------------------
9631(0803)                                                                Page 6

                                 Option 6 Table
                  Monthly Payments for Each $1,000 of Proceeds

 (Amounts shown are for the age nearest birthday on the Option Effective Date)

     Ages       One Male           Ages      One Male
      of          and               of         and
     Both      One Female          Both     One Female
     5O           $2.97              68        $4.72
     51            3.03              69         4.89
     52            3.09              70         5.06
     53            3.16              71         5.25
     54            3.22              72         5.46
     55            3.29              73         5.68
     56            3.37              74         5.91
     57            3.45              75         6.16
     58            3.53              76         6.43
     59            3.62              77         6.72
     60            3.72              78         7.04
     61            3.82              79         7.37
     62            3.92              80         7.74
     63            4.04              81         8.12
     64            4.16              82         8.54
     65            4.28              83         8.99
     66            4.42              84         9.48
     67            4.57              85+        9.99

                             + Higher ages the same

OPTION 7 - 50%
SURVIVOR
ANNUITY

         Equal monthly payments shall be made during the life of the chosen primary human being. Upon the death of the chosen primary human being, 50% of the amount of such payments shall continue during the life of the chosen secondary human being. The first payment shall be made on the Option Effective Date. The amount of each monthly payment depends on the ages and sexes of the chosen human beings on the Option Effective Date. We may require proof to our satisfaction of their ages. We may require like proof that any chosen human being is alive on the date any payment conditioned on the life of such human being is due. The initial amount of each monthly payment is shown in the table. We will quote the amount of monthly payments for any other age combination on request. The monthly payments are based on an interest rate of 1.50% per year. No additional interest shall be paid.


                                               National Life Insurance Company
            One National Life Drive o Montpelier, Vermont 05604 o (802) 229-3333
--------------------------------------------------------------------------------
9631(0803)                                                                Page 7

                                 Option 7 Table
                  Monthly Payments for Each $1,000 of Proceeds

 (Amounts shown are for the age nearest birthday on the Option Effective Date)

            Male       Female                         Male       Female
Ages      Primary      Primary            Ages      Primary      Primary
of         Female       Female            of         Female       Female
Both     Secondary    Secondary           Both     Secondary    Secondary
50          $2.96       $2.85              68         $4.67        $4.44
51           3.01        2.90              69          4.83         4.60
52           3.07        2.96              70          5.00         4.76
53           3.14        3.02              71          5.19         4.93
54           3.20        3.08              72          5.38         5.12
55           3.27        3.15              73          5.59         5.32
56           3.35        3.22              74          5.82         5.53
57           3.43        3.29              75          6.06         5.77
58           3.51        3.37              76          6.31         6.01
59           3.60        3.45              77          6.59         6.28
60           3.69        3.53              78          6.88         6.57
61           3.79        3.62              79          7.20         6.89
62           3.89        3.72              80          7.54         7.22
63           4.00        3.82              81          7.90         7.59
64           4.12        3.93              82          8.29         7.98
65           4.24        4.05              83          8.71         8.40
66           4.38        4.17              84          9.16         8.86
67           4.52        4.30              85+         9.64         9.34

                             + Higher ages the same

Signed for National Life Insurance Company at its Home Office in Montpelier, Vermont, by


/s/ Thomas H. MacLeay
---------------------
Chairman of the Board and
Chief Executive Officer

                                               National Life Insurance Company
            One National Life Drive o Montpelier, Vermont 05604 o (802) 229-3333
--------------------------------------------------------------------------------
9631(0803)                                                                Page 8